EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Jeff Edwards Charles Schwab Phone: 415-667-1524

SCHWAB REPORTS SECOND QUARTER RESULTS
Core Net New Assets Total $108.8 Billion, a Second Quarter Record
Client Assets Reach a Record $7.57 Trillion

    WESTLAKE, Texas, July 16, 2021 – The Charles Schwab Corporation announced today that its net income for the second quarter of 2021 was $1.3 billion, compared with $1.5 billion for the first quarter of 2021, and $671 million for the second quarter of 2020. Net income for the six months ended June 30, 2021 was $2.7 billion, compared with $1.5 billion for the year-earlier period. The company’s financial results include TD Ameritrade from closing on October 6, 2020 forward, as well as certain acquisition and integration-related costs and the amortization of acquired intangibles. For the second quarter and first half of 2021, these transaction-related expenses totaled $298 million and $571 million, respectively, on a pre-tax basis. In addition, the company’s second quarter of 2021 results included a non-deductible charge of $200 million, or $.10 per share, regarding a previously disclosed regulatory matter.

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Financial Highlights (1)	2021	2020	Change	2021	2020	Change

Net revenues (in millions)	$4,527	$2,450	85%	$9,242	$5,067	82%
Net income (in millions)
GAAP	$1,265	$671	89%	$2,749	$1,466	88%
Adjusted (2)	$1,483	$742	100%	$3,173	$1,569	102%
Diluted earnings per common share
GAAP	$.59	$.48	23%	$1.32	$1.07	23%
Adjusted (2)	$.70	$.54	30%	$1.55	$1.14	36%
Pre-tax profit margin
GAAP	38.0%	36.2%		39.8%	38.2%
Adjusted (2)	44.6%	40.0%		46.0%	40.9%
Return on average common
stockholders’ equity (annualized)	10%	10%		10%	12%
Return on tangible
common equity (annualized) (2)	20%	12%		21%	15%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) Approximate impact of the $200 million regulatory matter charge, included in other expense, on results for the three months ended June 30, 2021 is as follows: Diluted earnings per common share, $.10; pre-tax profit margin, 4.4%; return on average common stockholders’ equity, 1%; and return on tangible common equity, 3%.
(2) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

CEO Walt Bettinger said, “Schwab’s strong business momentum is sustained by the power of our contemporary full-service model as it continues to attract new clients and deepen existing relationships. During the second quarter, signs of normalcy took root across the U.S. as vaccinations accelerated, social activities largely resumed, and people started returning to corporate offices. At the same time, equity markets continued their ascent, with both the S&P 500® and NASDAQ® achieving record highs during the quarter, while longer-term interest rates fluctuated as investors digested economic recovery data and recent Federal Reserve commentary. Against this evolving backdrop, we continued to support highly engaged investors even as activity levels moderated from the first quarter surge. Clients opened 1.7 million new brokerage accounts in the second quarter, representing our third consecutive quarter in excess of a million new accounts when excluding M&A activity. Daily trade volume averaged 6.0 million over the same period – a 28% slowdown on the heels of the record first quarter, yet a still-impressive 4% increase over the fourth quarter of 2020, when we included TD Ameritrade for the first time. At the same time, both independent advisors and individual clients contributed to our total core net new assets of $108.8 billion, up 133% from a year ago – the highest second quarter in our history and a particularly noteworthy result when considering the impact of seasonal tax-related outflows. Our first half core net new assets reached $257.0 billion, a total which is more than double the first half of 2020 and implies a year-to-date organic growth rate of 8%. Total client assets ended June at a record $7.57 trillion, up 7% from the prior record set three months earlier, and up 84% year-over-year.”

Mr. Bettinger added, “Our full-service model embraces an omni-channel approach – aiming to blend the best elements of human interaction and technology so that clients can access us where, when, and how they choose. Our branch network remains integral to our approach, and we successfully re-opened nearly all of our 406 branches, including 80 independent branches during the second quarter. Additionally, we continue to further diversify our offerings and push forward on our key strategic initiatives via our recent acquisitions. The TD Ameritrade integration is on track, and we’ve rolled out the newly combined Schwab Advisor Network® consisting of a nationwide array of independent advisory firms with a range of capabilities to serve the specialized needs of high and ultra-high net worth investors. Following the early 2021 launch of Wasmer SchroederTM Strategies, client demand has accelerated, with net inflows more than doubling sequentially to $2.2 billion in the second quarter. Finally, our referral program for USAA members has proven a steady source of new accounts with open rates of 5,000 per month on average. Entering the second half of 2021, our focus remains firmly on clients. As we help them work towards their financial goals, strive to meet their service expectations, and drive forward on all of our integration efforts, we are simultaneously building the future of modern wealth management.”

CFO Peter Crawford commented, “We continue to deliver solid financial performance through a combination of ongoing success with clients and sustained expense discipline. On the revenue front, net interest revenue grew 2% versus the first quarter of 2021 as modest growth in interest-earning assets, as well as higher bank and margin loan utilization, helped offset the Federal Reserve’s ongoing Zero Interest Rate Policy and persistent prepayment activity within our investment portfolio. In addition, strong asset gathering and sustained growth in advisory solution enrollments pushed asset management and administration fees up 3% sequentially. Trading revenue fell 21% as client activity stepped down from the dramatic surge of the prior quarter, but still remained quite strong relative to past levels. Total revenues contracted 4% quarter-over-quarter to $4.5 billion. Looking at expenses, typical compensation-related seasonality and the slowdown in client engagement from earlier in 2021 helped shape our second quarter spending as we concurrently worked to enhance service capacity and make progress on our integration efforts. Total GAAP expenses increased 2% sequentially to $2.8 billion for the quarter, including $144 million in acquisition and integration-related costs and $154 million in amortization of acquired intangibles. Exclusive of these items (1), adjusted total expenses were up 1%. The sequential increases in GAAP and adjusted expenses both reflect the $200 million regulatory matter charge. We once again effectively balanced near-term profitability with reinvestment for future growth. Our 38.0% pre-tax profit margin – 44.6% on an adjusted basis (1) – marked the 25th consecutive quarter in excess of 35%.”

Mr. Crawford concluded, “We maintained a consistent approach to balance sheet management during the second quarter as we continued to support organic growth and prepared for initial bank deposit account migrations, which have totaled $9.9 billion to date. We supplemented our funding mix in the second quarter by issuing $2.25 billion in long-term senior notes and repaying $1.2 billion in similar debt that matured in May. In addition, we redeemed our $600 million Series C preferred stock in June. Consolidated balance sheet assets were $575 billion at June 30th, up 2% from the first quarter, and our preliminary Tier 1 Leverage Ratio was flat at 6.4%. The company’s 10% return on equity and 20% ROTCE (1) for the quarter reflect our ability to sustain the healthy financial performance, strong balance sheet, and efficient capital management necessary to build long-term value for both clients and stockholders.”

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on recent account activity was posted on May 14, 2021.

Forward-Looking Statements
This press release contains forward-looking statements relating to business momentum; growth in the client base, accounts and assets; investments and acquisitions to improve service capacity and the client experience, expand products, services and offerings to meet client needs, diversify revenues, and drive scale and efficiency; strategic initiatives; integration of TD Ameritrade; client demand for Wasmer Schroeder Strategies; USAA referral program; financial performance; expense discipline; the liability and related charge for the pending regulatory matter; balancing near-term profitability with reinvestment for future growth; balance sheet strength; capital management; and long-term value for clients and stockholders. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure and capacity, in a timely and successful manner; hire talent; support client activity levels; successfully implement integration strategies and plans; monetize client assets; and manage expenses. Other important factors include general market conditions, including equity valuations, trading activity, the level of interest rates – which can impact money market fund fee waivers, and credit spreads; market volatility; client use of the company’s advisory solutions and other products and services; client sensitivity to rates; level of client assets, including cash balances; capital and liquidity needs and management; the transfer of Bank Deposit Account balances; balance sheet cash; the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities to contain the spread of the virus and the economic impact; adverse developments in the resolution and settlement amount of the pending regulatory matter; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 32.3 million active brokerage accounts, 2.1 million corporate retirement plan participants, 1.6 million banking accounts, and approximately $7.57 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding Corporation. TD Ameritrade Holding Corporation is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Revenues
Interest revenue	$2,068	$1,486	$4,083	$3,194
Interest expense	(121)	(97)	(225)	(233)
Net interest revenue	1,947	1,389	3,858	2,961
Asset management and administration fees (1)	1,047	801	2,063	1,628
Trading revenue	955	193	2,171	381
Bank deposit account fees	337	—	688	—
Other	241	67	462	97
Total net revenues	4,527	2,450	9,242	5,067
Expenses Excluding Interest
Compensation and benefits	1,318	819	2,748	1,716
Professional services	247	198	473	380
Occupancy and equipment	239	152	476	294
Advertising and market development	128	70	244	137
Communications	166	78	313	153
Depreciation and amortization (2)	135	97	264	187
Amortization of acquired intangible assets (2)	154	12	308	18
Regulatory fees and assessments	66	36	144	70
Other	355	100	593	177
Total expenses excluding interest	2,808	1,562	5,563	3,132
Income before taxes on income	1,719	888	3,679	1,935
Taxes on income	454	217	930	469
Net Income	1,265	671	2,749	1,466
Preferred stock dividends and other	148	50	244	88
Net Income Available to Common Stockholders	$1,117	$621	$2,505	$1,378
Weighted-Average Common Shares Outstanding:
Basic	1,886	1,288	1,884	1,287
Diluted	1,896	1,294	1,894	1,294
Earnings Per Common Shares Outstanding (3):
Basic	$.59	$.48	$1.33	$1.07
Diluted	$.59	$.48	$1.32	$1.07

(1) Includes fee waivers of $85 million and $163 million for the three and six months ended June 30, 2021, respectively, and $15 million for the three and six months ended June 30, 2020.
(2) Beginning in the third quarter of 2020, amortization of acquired intangible assets was reclassified from depreciation and amortization. Prior periods have been reclassified to reflect this change.
(3) For the three and six months ended June 30, 2021, the Company had voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q2-21 % change		2021		2020
	vs.	vs.	Second	First	Fourth	Third	Second
(In millions, except per share amounts and as noted)	Q2-20	Q1-21	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	40%	2%	$1,947	$1,911	$1,809	$1,343	$1,389
Asset management and administration fees	31%	3%	1,047	1,016	987	860	801
Trading revenue	N/M	(21)%	955	1,216	854	181	193
Bank deposit account fees	N/M	(4)%	337	351	355	—	—
Other	N/M	9%	241	221	171	64	67
Total net revenues	85%	(4)%	4,527	4,715	4,176	2,448	2,450
Expenses Excluding Interest
Compensation and benefits	61%	(8)%	1,318	1,430	1,398	840	819
Professional services	25%	9%	247	226	269	194	198
Occupancy and equipment	57%	1%	239	237	254	155	152
Advertising and market development	83%	10%	128	116	123	66	70
Communications	113%	13%	166	147	127	73	78
Depreciation and amortization (1)	39%	5%	135	129	130	97	97
Amortization of acquired intangible assets (1)	N/M	—	154	154	147	25	12
Regulatory fees and assessments	83%	(15)%	66	78	57	36	36
Other	N/M	49%	355	238	195	73	100
Total expenses excluding interest	80%	2%	2,808	2,755	2,700	1,559	1,562
Income before taxes on income	94%	(12)%	1,719	1,960	1,476	889	888
Taxes on income	109%	(5)%	454	476	341	191	217
Net Income	89%	(15)%	$1,265	$1,484	$1,135	$698	$671
Preferred stock dividends and other	196%	54%	148	96	85	83	50
Net Income Available to Common Stockholders	80%	(20)%	$1,117	$1,388	$1,050	$615	$621
Earnings per common share (2):
Basic	23%	(20)%	$.59	$.74	$.57	$.48	$.48
Diluted	23%	(19)%	$.59	$.73	$.57	$.48	$.48
Dividends declared per common share	—	—	$.18	$.18	$.18	$.18	$.18
Weighted-average common shares outstanding:
Basic	46%	—	1,886	1,882	1,848	1,289	1,288
Diluted	47%	—	1,896	1,892	1,855	1,294	1,294
Performance Measures
Pre-tax profit margin			38.0%	41.6%	35.3%	36.3%	36.2%
Return on average common stockholders’ equity (annualized) (3)			10%	12%	11%	10%	10%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	(10)%	(38)%	$30.3	$48.6	$40.3	$27.5	$33.6
Cash and investments segregated	20%	(1)%	39.9	40.4	50.4	29.6	33.2
Receivables from brokerage clients — net	N/M	10%	82.2	74.7	64.4	25.4	21.4
Available for sale securities	28%	5%	359.6	341.6	337.4	303.8	281.2
Bank loans — net	38%	14%	28.9	25.4	23.8	22.3	20.9
Total assets	43%	2%	574.5	563.5	549.0	419.4	400.5
Bank deposits	22%	—	368.6	369.9	358.0	320.7	301.6
Payables to brokerage clients	110%	4%	105.0	101.3	104.2	52.0	50.1
Short-term borrowings	N/M	40%	3.5	2.5	—	—	—
Long-term debt	120%	6%	18.7	17.7	13.6	7.8	8.5
Stockholders’ equity	87%	3%	57.5	55.6	56.1	31.3	30.8
Other
Full-time equivalent employees (at quarter end, in thousands)	49%	2%	32.5	32.0	32.0	22.1	21.8
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	33%	8%	$225	$209	$200	$122	$169
Expenses excluding interest as a percentage of average client assets (annualized)			0.15%	0.16%	0.17%	0.14%	0.16%
Clients’ Daily Average Trades (DATs) (in thousands)	N/M	(28)%	6,042	8,414	5,796	1,460	1,619
Number of Trading Days	—	3%	63.0	61.0	63.0	64.0	63.0
Revenue Per Trade (4)	33%	6%	$2.51	$2.37	$2.34	$1.94	$1.89

Note: The above table reflects the recognition of TD Ameritrade’s assets acquired and liabilities assumed at provisional fair value as of October 6, 2020. Results of operations and metrics are inclusive of TD Ameritrade beginning October 6, 2020.
(1) Beginning in the third quarter of 2020, amortization of acquired intangible assets was reclassified from depreciation and amortization. Prior periods have been reclassified to reflect this change.
(2) Beginning in the fourth quarter of 2020, the Company had voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(3) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(4) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2021			2020			2021			2020
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$41,913	$9	0.07%	$56,553	$19	0.13%	$40,414	$16	0.08%	$44,343	$104	0.46%
Cash and investments segregated	41,037	4	0.04%	33,521	27	0.32%	44,573	14	0.06%	28,619	114	0.79%
Receivables from brokerage clients	75,737	609	3.18%	17,915	111	2.44%	71,760	1,172	3.25%	18,533	279	2.97%
Available for sale securities (1)	344,719	1,103	1.28%	234,346	1,146	1.95%	341,500	2,194	1.28%	216,045	2,331	2.15%
Bank loans	27,234	148	2.18%	20,163	133	2.63%	25,862	287	2.22%	19,530	277	2.84%
Total interest-earning assets	530,640	1,873	1.40%	362,498	1,436	1.58%	524,109	3,683	1.40%	327,070	3,105	1.89%
Securities lending revenue (2)		194			49			398			86
Other interest revenue (2)		1			1			2			3
Total interest-earning assets (3)	$530,640	$2,068	1.55%	$362,498	$1,486	1.63%	$524,109	$4,083	1.55%	$327,070	$3,194	1.94%
Funding sources
Bank deposits	$368,026	$13	0.01%	$288,990	$12	0.02%	$365,576	$26	0.01%	$258,256	$69	0.05%
Payables to brokerage clients	87,367	2	0.01%	37,500	1	0.01%	87,353	4	0.01%	33,894	9	0.05%
Short-term borrowings (4)	3,245	3	0.33%	39	—	0.24%	2,175	3	0.30%	21	—	0.31%
Long-term debt	18,349	97	2.12%	8,524	77	3.60%	16,308	182	2.23%	8,025	143	3.57%
Total interest-bearing liabilities	476,987	115	0.10%	335,053	90	0.11%	471,412	215	0.09%	300,196	221	0.15%
Non-interest-bearing funding sources (3)	53,653			27,445			52,697			26,874
Securities lending expense (2)		7			9			12			16
Other interest expense (2)		(1)			(2)			(2)			(4)
Total funding sources (3)	$530,640	$121	0.09%	$362,498	$97	0.10%	$524,109	$225	0.08%	$327,070	$233	0.14%
Net interest revenue		$1,947	1.46%		$1,389	1.53%		$3,858	1.47%		$2,961	1.80%
(1) Amounts have been calculated based on amortized cost.
(2) Beginning in the fourth quarter of 2020, securities lending revenue has been reclassified from broker-related receivables and other revenue. Securities lending expense has been reclassified from other expense. Prior period amounts have been reclassified to reflect this change.
(3) Beginning in the fourth quarter of 2020, broker-related receivables were removed from total interest-earning assets and netted against non-interest-bearing funding sources, resulting in an immaterial reduction to total interest-earning assets and total funding sources. Prior period amounts have been reclassified to reflect this change.
(4) Interest revenue or expense was less than $500 thousand in the period or periods presented.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2021			2020			2021			2020
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$157,057	$114	0.29%	$213,037	$164	0.31%	$163,370	$236	0.29%	$208,405	$316	0.30%
Fee waivers		(85)			(15)			(163)			(15)
Schwab money market funds	157,057	29	0.07%	213,037	149	0.28%	163,370	73	0.09%	208,405	301	0.29%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs)	415,311	94	0.09%	274,570	68	0.10%	396,296	180	0.09%	282,689	144	0.10%
Mutual Fund OneSource® and other non- transaction fee funds	228,890	180	0.32%	175,067	135	0.31%	225,673	352	0.31%	181,825	282	0.31%
Other third-party mutual funds and ETFs (1)	896,236	178	0.08%	416,242	73	0.07%	872,822	346	0.08%	434,100	150	0.07%
Total mutual funds, ETFs, and CTFs (2)	$1,697,494	481	0.11%	$1,078,916	425	0.16%	$1,658,161	951	0.12%	$1,107,019	877	0.16%
Advice solutions (2)
Fee-based	$448,107	490	0.44%	$260,653	314	0.48%	$436,368	958	0.44%	$261,954	626	0.48%
Non-fee-based	87,857	—	—	69,234	—	—	86,312	—	—	70,232	—	—
Total advice solutions	$535,964	490	0.37%	$329,887	314	0.38%	$522,680	958	0.37%	$332,186	626	0.38%
Other balance-based fees (3)	605,617	63	0.04%	407,796	45	0.04%	591,090	127	0.04%	420,321	99	0.05%
Other (4)		13			17			27			26
Total asset management and administration fees		$1,047			$801			$2,063			$1,628
(1) Beginning in the fourth quarter of 2020, includes third-party money funds related to the acquisition of TD Ameritrade.
(2) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private ClientTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, TD Ameritrade AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(3) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q2-21 % Change		2021		2020
	vs.	vs.	Second	First	Fourth	Third	Second
(In billions, at quarter end, except as noted)	Q2-20	Q1-21	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	34%	—	$469.5	$467.3	$458.4	$370.3	$349.2
Bank deposit account balances	N/M	(1)%	161.9	164.2	165.9	—	—
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	(28)%	(7)%	151.9	163.6	176.1	190.3	211.6
Equity and bond funds and CTFs (2)	42%	9%	165.9	152.9	142.9	125.5	117.0
Total proprietary mutual funds and CTFs	(3)%	—	317.8	316.5	319.0	315.8	328.6
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	24%	6%	240.2	227.3	223.9	203.6	193.0
Mutual fund clearing services	25%	9%	271.3	248.7	252.9	228.4	217.3
Other third-party mutual funds (4)	81%	5%	1,441.5	1,375.8	1,304.6	848.1	796.5
Total Mutual Fund Marketplace	62%	5%	1,953.0	1,851.8	1,781.4	1,280.1	1,206.8
Total mutual fund assets	48%	5%	2,270.8	2,168.3	2,100.4	1,595.9	1,535.4
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	57%	11%	245.2	220.9	198.8	168.9	156.3
Other third-party ETFs	148%	12%	1,158.8	1,035.1	947.3	512.6	468.0
Total ETF assets	125%	12%	1,404.0	1,256.0	1,146.1	681.5	624.3
Equity and other securities	129%	10%	2,988.8	2,721.0	2,504.7	1,453.2	1,305.8
Fixed income securities	14%	(1)%	359.6	364.5	377.1	318.0	314.8
Margin loans outstanding	N/M	11%	(79.8)	(72.2)	(60.9)	(23.6)	(19.4)
Total client assets	84%	7%	$7,574.8	$7,069.1	$6,691.7	$4,395.3	$4,110.1
Client assets by business
Investor Services	86%	7%	$4,146.2	$3,865.9	$3,667.9	$2,377.7	$2,223.5
Advisor Services	82%	7%	3,428.6	3,203.2	3,023.8	2,017.6	1,886.6
Total client assets	84%	7%	$7,574.8	$7,069.1	$6,691.7	$4,395.3	$4,110.1
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	(61)%	(32)%	$44.5	$65.1	$939.2	$18.9	$113.0
Advisor Services (6)	164%	(6)%	64.3	68.7	751.5	32.3	24.4
Total net new assets	(21)%	(19)%	$108.8	$133.8	$1,690.7	$51.2	$137.4
Net market gains (losses)	(17)%	63%	396.9	243.6	605.7	234.0	475.8
Net growth (decline)	(18)%	34%	$505.7	$377.4	$2,296.4	$285.2	$613.2
New brokerage accounts (in thousands, for the quarter ended) (7)	—	(47)%	1,657	3,153	15,774	592	1,652
Client accounts (in thousands)
Active brokerage accounts	129%	1%	32,265	31,902	29,629	14,393	14,107
Banking accounts	8%	(2)%	1,574	1,608	1,499	1,486	1,463
Corporate retirement plan participants	25%	2%	2,149	2,105	2,054	1,722	1,716

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of June 30, 2021, off-platform equity and bond funds, CTFs, and ETFs were $20.5 billion, $6.2 billion, and $82.0 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) As of June 30, 2021, third-party money funds were $15.2 billion.
(5) First quarter of 2021 includes an outflow of $14.4 billion from a mutual fund clearing services client. Fourth quarter of 2020 includes inflows of $890.7 billion related to the acquisition of TD Ameritrade. Second quarter of 2020 includes inflows of $79.9 billion related to the acquisition of the assets of USAA’s Investment Management Company and $10.9 billion from a mutual fund clearing services client.
(6) Fourth quarter of 2020 includes inflows of $680.6 billion related to the acquisition of TD Ameritrade. Third quarter of 2020 includes an inflow of $8.5 billion related to the acquisition of Wasmer, Schroeder & Company, LLC.
(7) Fourth quarter of 2020 includes 14.5 million new brokerage accounts related to the acquisition of TD Ameritrade. Second quarter of 2020 includes 1.1 million new brokerage accounts related to the acquisition of the assets of USAA’s Investment Management Company.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

The Charles Schwab Corporation Monthly Activity Report For June 2021

	2020							2021						Change
	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	25,813	26,428	28,430	27,782	26,502	29,639	30,606	29,983	30,932	32,982	33,875	34,529	34,503	—	34%
Nasdaq Composite	10,059	10,745	11,775	11,168	10,912	12,199	12,888	13,071	13,192	13,247	13,963	13,749	14,504	5%	44%
Standard & Poor’s® 500	3,100	3,271	3,500	3,363	3,270	3,622	3,756	3,714	3,811	3,973	4,181	4,204	4,298	2%	39%
Client Assets (in billions of dollars)
Beginning Client Assets	4,009.0	4,110.1	4,278.0	4,489.7	4,395.3	5,878.5	6,421.0	6,691.7	6,759.6	6,900.5	7,069.1	7,336.1	7,395.7
Net New Assets (1)	24.6	11.2	20.0	20.0	1,596.9	32.1	61.7	34.2	37.0	62.6	37.2	28.1	43.5	55%	77%
Net Market Gains (Losses)	76.5	156.7	191.7	(114.4)	(113.7)	510.4	209.0	33.7	103.9	106.0	229.8	31.5	135.6
Total Client Assets (at month end)	4,110.1	4,278.0	4,489.7	4,395.3	5,878.5	6,421.0	6,691.7	6,759.6	6,900.5	7,069.1	7,336.1	7,395.7	7,574.8	2%	84%
Core Net New Assets (2)	13.7	2.7	20.0	20.0	25.6	32.1	61.7	34.2	51.4	62.6	37.2	28.1	43.5	55%	N/M
Receiving Ongoing Advisory Services (at month end) (3)
Investor Services	345.2	355.6	366.8	361.2	425.3	457.1	471.8	472.4	481.3	495.2	511.1	517.8	525.1	1%	52%
Advisor Services (4)	1,747.5	1,818.5	1,900.5	1,870.1	2,505.5	2,715.7	2,828.3	2,840.6	2,913.3	2,997.9	3,112.5	3,150.4	3,209.3	2%	84%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	14,107	14,220	14,311	14,393	29,013	29,202	29,629	30,534	31,523	31,902	31,877	32,110	32,265	—	129%
Banking Accounts	1,463	1,480	1,493	1,486	1,496	1,504	1,499	1,518	1,542	1,608	1,562	1,584	1,574	(1)%	8%
Corporate Retirement Plan Participants	1,716	1,712	1,715	1,722	2,072	2,045	2,054	2,069	2,093	2,105	2,116	2,130	2,149	1%	25%
Client Activity
New Brokerage Accounts (in thousands) (5)	201	206	202	184	14,718	430	626	1,095	1,211	847	609	549	499	(9)%	148%
Client Cash as a Percentage of Client Assets (6)	13.6%	13.0%	12.5%	12.8%	13.4%	12.4%	12.3%	12.2%	11.8%	11.5%	10.9%	10.8%	10.5%	(30) bp	(310) bp
Derivative Trades as a Percentage of Total Trades	10.6%	13.1%	13.8%	14.5%	20.5%	19.4%	18.9%	17.4%	16.6%	18.5%	20.4%	20.9%	20.6%	(30) bp	1,000 bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (7,8)	373,986	379,521	384,690	392,784	442,119	466,677	482,394	517,306	514,885	520,074	527,194	528,642	536,146	1%	43%
Average Margin Balances (8)	18,658	19,802	21,190	22,780	48,095	53,916	59,142	62,999	69,064	71,266	72,863	75,921	78,410	3%	N/M
Average Bank Deposits Account Balances (8,9)	—	—	—	—	132,030	162,315	163,463	167,980	167,433	164,866	162,392	160,459	161,377	1%	N/M
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (10,11) (in millions of dollars)
Equities	(2,877)	(3,280)	(727)	(1,372)	(1,305)	10,980	13,875	8,234	14,246	16,301	13,422	9,854	10,873
Hybrid	(97)	(769)	(124)	(12)	(553)	(402)	359	407	832	1,133	877	1	390
Bonds	10,925	8,611	9,328	6,857	6,765	5,956	12,169	13,601	9,334	8,237	8,940	5,906	10,101
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (10)	1,768	(147)	2,568	757	(2,260)	2,832	6,336	5,713	6,273	6,190	5,754	2,022	5,872
Exchange-Traded Funds (11)	6,183	4,709	5,909	4,716	7,167	13,702	20,067	16,529	18,139	19,481	17,485	13,739	15,492
Money Market Funds	(5,673)	(9,039)	(5,614)	(6,627)	(4,021)	(5,908)	(7,332)	(5,248)	(4,405)	(4,528)	(5,153)	(3,988)	(3,806)
(1) February 2021 includes an outflow of $14.4 billion from a mutual fund clearing services client. October 2020 includes an inflow of $1.6 trillion related to the acquisition of TD Ameritrade. July 2020 includes an inflow of $8.5 billion related to the acquisition of Wasmer, Schroeder & Company, LLC. June 2020 includes an inflow of $10.9 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Beginning in December 2020, AdvisorDirect® assets are presented as Investor Services. In December 2020, $46.5 billion and $50.4 billion for October and November, respectively, were reclassified from Advisor Services to Investor Services.
(4) Excludes Retirement Business Services.
(5) October 2020 includes 14.5 million new brokerage accounts related to the acquisition of TD Ameritrade.
(6) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets.
(7) Represents average total interest-earning assets on the company’s balance sheet.
(8) October 2020 averages reflect a full month of Schwab balances and 26 days of TD Ameritrade balances following the acquisition closing on October 6, 2020. Calculating the consolidated daily average from the closing date onwards would result in Average Interest- Earning Assets, Average Margin Balances, and Average Bank Deposit Account Balances of $450,004 million, $52,744 million, and $157,414 million, respectively.
(9) Represents average TD Ameritrade clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(10) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions. Additional fund categories can be found at https://www.aboutschwab.com/financial-reports.
(11) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs. Additional fund categories can be found at https://www.aboutschwab.com/financial-reports.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s second quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs and amortization of acquired intangible assets	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs and amortization of acquired intangible assets for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Acquisition and integration-related costs fluctuate based on the timing of acquisitions and integration activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.

Beginning in 2021, the Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$2,808	$1,265	$1,562	$671	$5,563	$2,749	$3,132	$1,466
Acquisition and integration-related costs (1)	(144)	144	(81)	81	(263)	263	(118)	118
Amortization of acquired intangible assets	(154)	154	(12)	12	(308)	308	(18)	18
Income tax effects (2)	N/A	(80)	N/A	(22)	N/A	(147)	N/A	(33)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,510	$1,483	$1,469	$742	$4,992	$3,173	$2,996	$1,569
(1) Acquisition and integration-related costs for the three and six months ended June 30, 2021 primarily consist of $97 million and $169 million of compensation and benefits, $37 million and $64 million of professional services, and $7 million and $23 million of occupancy and equipment. Acquisition and integration-related costs for the three and six months ended June 30, 2020 primarily consist of professional services and other.
(2) The income tax effect of the non-GAAP adjustments is determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and is used to present the acquisition and integration-related costs and amortization of acquired intangible assets on an after-tax basis.
N/A Not applicable.

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$1,719	38.0%	$888	36.2%	$3,679	39.8%	$1,935	38.2%
Acquisition and integration-related costs	144	3.2%	81	3.3%	263	2.9%	118	2.3%
Amortization of acquired intangible assets	154	3.4%	12	0.5%	308	3.3%	18	0.4%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$2,017	44.6%	$981	40.0%	$4,250	46.0%	$2,071	40.9%

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,117	$.59	$621	$.48	$2,505	$1.32	$1,378	$1.07
Acquisition and integration-related costs	144.08		81.07		263.14		118.09
Amortization of acquired intangible assets	154.08		12.01		308.16		18.01
Income tax effects	(80)	(.05)	(22)	(.02)	(147)	(.07)	(33)	(.03)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,335	$.70	$692	$.54	$2,929	$1.55	$1,481	$1.14

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Return on average common stockholders’ equity (GAAP)	10%	10%	10%	12%
Average common stockholders’ equity	$46,276	$24,515	$47,912	$22,253
Less: Average goodwill	(11,952)	(1,480)	(11,952)	(1,480)
Less: Average acquired intangible assets — net	(9,762)	(700)	(9,838)	(703)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,907	67	1,925	67
Average tangible common equity	$26,469	$22,402	$28,047	$20,137
Adjusted net income available to common stockholders (1)	$1,335	$692	$2,929	$1,481
Return on tangible common equity (non-GAAP)	20%	12%	21%	15%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).